                                                                     Exhibit 4.2


                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of May 28, 2002

                                  By and Among

                             CHARMING SHOPPES, INC.,

                                    as Issuer

                                       and

                          J.P. MORGAN SECURITIES INC.,
                            BEAR, STEARNS & CO. INC.,
                          FIRST UNION SECURITIES, INC.,
                            LAZARD FRERES & CO. LLC,
                                       and
                            MCDONALD INVESTMENTS INC.

                              as Initial Purchasers

                     4.75% Senior Convertible Notes due 2012

                                TABLE OF CONTENTS


                                                                                Page
                                                                                ----
1.  Definitions .........................................................          1
2.  Shelf Registration ..................................................          4
3.  Liquidated Damages ..................................................          6
4.  Registration Procedures .............................................          7
5.  Registration Expenses ...............................................         14
6.  Indemnification .....................................................         15
7.  Rules 144 and 144A ..................................................         18
8.  Underwritten Registrations ..........................................         18
9.  Miscellaneous .......................................................         19
      (a)  No Inconsistent Agreements ...................................         19
      (b)  Adjustments Affecting Registrable Securities .................         19
      (c)  Amendments and Waivers .......................................         19
      (d)  Notices ......................................................         19
      (e)  Successors and Assigns .......................................         21
      (f)  Counterparts .................................................         21
      (g)  Headings .....................................................         21
      (h)  Governing Law ................................................         21
      (i)  Severability .................................................         21
      (j)  Securities Held by the Company or Its Affiliates .............         21
      (k)  Third Party Beneficiaries ....................................         22
      (l)  Entire Agreement .............................................         22

                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is dated as of May 28, 2002, by and among CHARMING SHOPPES, INC., a Pennsylvania corporation (the "Company"), J.P. MORGAN SECURITIES INC., BEAR, STEARNS & CO. INC., FIRST UNION SECURITIES, INC., LAZARD FRERES & CO. LLC and MCDONALD INVESTMENTS INC. (individually, an "Initial Purchaser" and, together, the "Initial Purchasers").

          This Agreement is entered into in connection with the Purchase Agreement, dated May 21, 2002 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of $130,000,000 aggregate principal amount of the Company's 4.75% Senior Convertible Notes due 2012 (the "Firm Notes"), which are convertible into Common Stock of the Company, par value $.10 per share (the "Underlying Shares"), plus up to an additional $20,000,000 aggregate principal amount of the same that the Initial Purchasers may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the "Additional Notes" and, together with the Firm Notes, the "Convertible Notes"). The Convertible Notes are being issued pursuant to an indenture dated as of the date hereof (the "Indenture") between the Company and Wachovia Bank, National Association, as Trustee.

          In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Convertible Notes or Underlying Shares. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Firm Notes under the Purchase Agreement.

          The parties hereby agree as follows:

1.   Definitions.

          As used in this Agreement, the following terms shall have the following meanings:

          Agreement: See the first introductory paragraph hereto.

          Amount of Registrable Securities: (a) With respect to Convertible Notes constituting Registrable Securities, the aggregate principal amount of all such Convertible Notes outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture relating to the Convertible Notes upon the conversion of which such Underlying Shares were issued) in effect at the time of computing the Amount of Registrable Securities or, if no such Convertible Notes are then outstanding, the last Conversion Price that was in effect under such Indenture when any such Convertible Notes were last outstanding, and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

          Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

          Closing Date: May 28, 2002.

          Company: See the first introductory paragraph hereto.

          Convertible Notes: See the second introductory paragraph hereto.

          Damages Payment Date: See Section 3(c) hereof.

          Depositary: The Depository Trust Company until a successor is appointed by the Company.

          Effectiveness Date: The 180th day after the Closing Date.

          Effectiveness Period: See Section 2 hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Filing Date: The 90th day after the Closing Date.

          Holder: Any holder of Registrable Securities.

          Indemnified Holder: See Section 6 hereof.

          Indemnified Person: See Section 6 hereof.

          Indemnifying Person: See Section 6 hereof.

          Indenture: See the second introductory paragraph hereto.

          Initial Purchasers: See the first introductory paragraph hereto.

          Initial Shelf Registration: See Section 2(a) hereof.

          Inspectors: See Section 4(n) hereof.

          Liquidated Damages: See Section 3(a) hereof.

          NASD: See Section 4(q) hereof.

          Person: An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Purchase Agreement: See the second introductory paragraph hereto.

          QIU: See Section 4(q) hereof.

          Questionnaire Deadline: See Section 2(d) hereof.

          Records: See Section 4(n) hereof.

          Registrable Securities: All Convertible Notes and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Convertible Notes and Underlying Shares having been declared effective by the SEC and such Convertible Notes and Underlying Shares have been disposed of in accordance with such effective Registration Statement, (ii) such Convertible Notes and Underlying Shares having been sold in compliance with Rule 144 or could (except with respect to affiliates of the Company within the meaning of the Securities
Act) be sold in compliance with Rule 144(k) and (iii) such Convertible Notes and any Underlying Shares cease to be outstanding.

          Registration Default: See Section 3(a) hereof.

          Registration Statement: Any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

          Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC: The Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Shelf Registration: See Section 2(b) hereof.

          Shelf Registration Statement: See Section 2(b) hereof.

          Subsequent Shelf Registration: See Section 2(b) hereof.

          TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Trustee: The Trustee under the Indenture.

          Underlying Shares: See the second introductory paragraph hereto.

          Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.   Shelf Registration.

          (a) Shelf Registration. The Company shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration") on or prior to the Filing Date. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them. The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

          The Company shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the date that is two years from the Closing Date (as it may be shortened pursuant to clause (i) or clause
(ii) immediately following, the "Effectiveness Period"), or such shorter period ending when (i) all the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act or (y) cease to be outstanding or (iii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

          (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Initial Shelf Registration or any subsequent Shelf Registration, as the case may be, in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective; provided, however, that such period shall not exceed two years from the Closing Date. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "Shelf Registration Statement" means any Registration Statement filed in connection with a Shelf Registration.

          (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities; provided that the Company agrees that such request is reasonable.

          (d) Information from Holders. No Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, prior to or on the 20th Business Day after receipt of a request therefor (the "Questionnaire Deadline"), such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders of Registrable Securities, the Company shall notify such Holders of the requirements set forth in the preceding sentence. No Holder of Registrable Securities shall be entitled to Liquidated Damages pursuant to Section 3 hereof unless such Holder shall have provided all such reasonably requested information prior to or on the Questionnaire Deadline. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

3.       Liquidated Damages.

                (a) The Company and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages on the Registrable Securities ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "Registration Default"):

                (i) if the Initial Shelf Registration is not filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum on the Amount of Registrable Securities for the first 90 days immediately following the Filing Date, such Liquidated Damages increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

                (ii) if the Initial Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date, then commencing on day after the Effectiveness Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum on the Amount of Registrable Securities for the first 90 days immediately following the day after such Effectiveness Date, such Liquidated Damages increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

                (iii) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective for a period of time that exceeds 90 days in the aggregate in any 360-day period during the Effectiveness Period (other than as permitted under Section 3(b)), Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum on the Amount of Registrable Securities for the first 90 days commencing on the day such Shelf Registration ceases to be effective, such Liquidated Damages increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that Liquidated Damages on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii) or (iii) at any one time and at no time shall the aggregate amount of Liquidated Damages accruing exceed in the aggregate 0.50% per annum of the Amount of Registrable Securities; provided, further, however, that (1) upon the filing of the Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section
3), (2) upon the effectiveness of the Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3) or (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (a)(iii) of this Section 3), Liquidated Damages on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, so long as any Registrable Security is then covered by an effective Shelf Registration Statement, no Liquidated Damages shall accrue on such Registrable Security.

                (b) Notwithstanding paragraph (a) of this Section 3, the Company shall be permitted to suspend the use of a Shelf Registration for up to 45 consecutive days in any 90-day period, for a total of not more than 120 days in any 360-day period, without paying Liquidated Damages. However, if the disclosure relates to possible acquisitions, financing or similar transactions, the disclosure of which could, in the Company's reasonable judgment, impede the Company's ability to consummate such transaction, the Company may extend the suspension period from 45 days to 60 days.

                (c) So long as Convertible Notes remain outstanding, the Company shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii) or
(a)(iii) of this Section 3 will be payable in cash semi-annually on each June 1 and December 1 (each a "Damages Payment Date"), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to Holders to whom regular interest is payable on such Damages Payment Date with respect to Convertible Notes that are Registrable Securities and to Persons that are registered Holders 15 days prior to such Damages Payment Date with respect to Underlying Shares that are Registrable Securities. The amount of Liquidated Damages for Registrable Securities will be determined by multiplying the applicable rate of Liquidated Damages by the Amount of Registrable Securities outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

4.       Registration Procedures.

                In connection with the filing of any Registration Statement pursuant to Section 2 hereof, the Company shall effect such registrations to permit the resale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                (a) Prepare and file with the SEC prior to the Filing Date a Registration Statement or Registration Statements as prescribed by
         Section 2 hereof and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least four Business Days prior to such filing, or such date as is reasonable under the circumstances). Before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company will consider any reasonable objections of the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement, their counsel or the managing underwriters, if any.

                (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and use all reasonable best efforts to comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

                (c) Notify the selling Holders of Registrable Securities, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriters, if any, promptly (but in any event within two Business Days) and, confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits),
         (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) during the Effectiveness Period of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Pro-spectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such event, condition or information has otherwise been publicly disclosed by the Company through a press release or Exchange Act filing with a copy thereof delivered to the Trustee and (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                (e) Furnish to each selling Holder of Registrable Securities, a single counsel to such Holders (chosen in accordance with Section 5(b)) and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Holder of Registrable Securities or managing underwriter, as the case may be).

                (f) Deliver to each selling Holder of Registrable Securities, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second paragraph of Section 4(r) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                (g) Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, to the extent required by applicable law, and to cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such juris-dictions within the United States as any selling Holder, or the managing underwriter or underwriters, if any, reasonably request; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
         Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

                (h) Cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                (i) Use its reasonable best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                (j) Upon the occurrence of any event contemplated by paragraph 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (k) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide required CUSIP numbers for the Registrable Securities.

               (l) In connection with any offering of Registrable Securities pursuant to a Shelf Registration that the Company agrees to effect as an underwritten offering, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; and (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72. The above shall be done as and to the extent required by such underwriting agreement.

               (m) Make available for inspection by any selling Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. The Inspectors shall treat all records as confidential and such records shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder, (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clause (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Holder or Inspector or (v) the information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

               (n) Provide (i) the Holders of the Registrable Securities to be included in such Registration Statement and not more than one counsel for all the Holders of such Registrable Securities, (ii) the underwriters (which term, for purposes of this Registration Rights Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof,
         (iii) the sales or placement agent, if any, thereof, and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

               (o) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, com-mencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

               (p) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU") as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of Section 4(n) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

               (q) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

               (r) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

               Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the Company in writing, within 20 Business Days after receipt of a request therefor as set forth in a questionnaire in the form attached hereto as Annex A, such information regarding such Holder and the proposed distribution by such Holder of its Registrable Securities as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Holders that do not complete the questionnaire and deliver it to the Company shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Company in writing such other information as the Company may from time to time reasonably request in writing. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such seller is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof or of a suspension pursuant to Section 3(b) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5.  Registration Expenses.

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(h) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of the majority in Amount of Registrable Securities included in any Registration Statement,
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and reasonable fees and disbursements of a single counsel (chosen in accordance with Section 5(b)) for the sellers of Registrable Securities (subject to the provisions of Section 5(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in
Section 4(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it.

         (b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement.

6.  Indemnification.

         The Company agrees to indemnify and hold harmless (i) each Initial Purchaser and its affiliates, (ii) each Holder and its affiliates, (iii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the Persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"), (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers, the Holders (including predecessor Holders) or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser or any Holder furnished to the Company in writing through any Initial Purchaser or any selling Holder expressly for use therein; provided that, with respect to any such untrue statement in or omission from any preliminary prospectus, this indemnity will not apply in the event that (a) a copy of the related Prospectus (excluding any documents incorporated by reference therein) was not sent or given by such Initial Purchaser or selling Holder and (b) the untrue statement in or omission from such preliminary prospectus was corrected in the related Prospectus, unless, in either case, such failure to deliver the Prospectus was a result of noncompliance by the Company with the provisions of Section 4 hereof. In connection with any underwritten offering permitted by Section 4, the Company will also indemnify the underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

         Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, affiliates and each Person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing; provided, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person other wise than under this Section 6 and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Holders of the majority in Amount of Registrable Securities, and any such separate firm for the Company, its directors, respective officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand, and the Indemnified Person on the other hand, pursuant to the Purchase Agreement or from the offering of the Registrable Securities pursuant to any Shelf Registration or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person on the one hand, and the Indemnified Person on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and any Indemnified Holder on the other, shall be deemed to be in the same proportion as the total net proceeds from the initial offering and sale of Convertible Notes before deducting expenses received by the Company bear to the total net proceeds received by such Indemnified Holder from sales of Registrable Securities giving rise to such obligations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Each of the Company and the Initial Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling any of the Company and (iii) acceptance of and payment for any of the Registrable Securities.

7.  Rules 144 and 144A.

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information as is necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, for so long as any Registrable Securities remain outstanding, it will use its reasonable best efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.  Underwritten Registrations.

         If any of the Registrable Securities covered by any Shelf Registration are, with the agreement of the Company, to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of the majority in Amount of Registrable Securities to be included in such offering and will be reasonably acceptable to the Company.

         No Holder of Registrable Securities may participate in any underwritten registration hereunder unless the Company agrees to such underwriting and such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.  Miscellaneous.

         (a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggyback registration rights with respect to a Registration Statement, except to the extent any existing right has heretofore been waived.

         (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than the majority in Amount of Registrable Securities; provided, however, that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 6, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

    (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

         (1) if to a Holder of the Registrable Securities, at the most current address of such Holder set forth on the records of the registrar under the Indenture, in the case of Holders of Convertible Notes, and the stock ledger of the Company, in the case of Holders of common stock of the Company.

         (2)  if to the Initial Purchasers:

         J.P. MORGAN SECURITIES INC.
              BEAR, STEARNS & CO. INC.
              FIRST UNION SECURITIES, INC.
              LAZARD FRERES & CO. LLC
              MCDONALD INVESTMENTS INC.
              c/o J.P. Morgan Securities Inc.
              270 Park Avenue
              New York, New York 10017-2070
              Attention: Syndicate Department

         with copies to:

         Cahill Gordon & Reindel
              80 Pine Street
              New York, New York 10005
              Facsimile No.: (212) 269-5420
              Attention: Gerald Tanenbaum, Esq.

         (3)  if to the Company, at the addresses as follows:

         Charming Shoppes, Inc.
              450 Winks Lane
              Bensalem, Pennsylvania 19020
              Facsimile No.: (215)
              Attention: Colin D. Stern, General Counsel

         with copies to:

         Drinker Biddle & Reath LLP
              One Logan Square
              18/th/ and Cherry Streets
              Philadelphia, Pennsylvania 19103
              Facsimile No.: (215) 988-2757
              Attention: F. Douglas Raymond, III, Esq.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

              (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

              (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS SITTING IN MANHATTAN, NEW YORK CITY, THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

              (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

              (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

              (k) Third Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

              (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand, and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             CHARMING SHOPPES, INC.


                                         By:  /s/ Eric M. Specter
                                            --------------------------
                                            Name: Eric M. Specter
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                             J.P. MORGAN SECURITIES INC.
                                             BEAR, STEARNS & CO. INC.
                                             FIRST UNION SECURITIES, INC.
                                             LAZARD FRERES & CO. LLC.
                                             MCDONALD INVESTMENTS INC.

                                             By:  J.P. MORGAN SECURITIES INC.




                                         By:  /s/ Michael Harris
                                            -------------------------
                                            Name: Michael Harris
                                            Title: Vice President

                                                                         ANNEX A

                             CHARMING SHOPPES, INC.
                      NOTICE OF REGISTRATION STATEMENT AND
                SELLING SECURITYHOLDER ELECTION AND QUESTIONNAIRE

                                     NOTICE

                  Charming Shoppes, Inc. (the "Company") has filed, or intends shortly to file, with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 or such other Form as may be available (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Company's 4.75% Senior Convertible Notes due 2012 (CUSIP No. ) (the "Notes"), and common stock, par value $0.10 per share, issuable upon conversion thereof (the "Shares" and, together with the Notes, the "Transfer Restricted Securities") in accordance with the terms of the Registration Rights Agreement, dated as of May 28, 2002 (the "Registration Rights Agreement"), between the Company and J.P. MORGAN SECURITIES INC., BEAR, STEARNS & CO. INC., FIRST UNION SECURITIES, INC., LAZARD FRERES & CO. LLC and MCDONALD INVESTMENTS INC. A copy of the Registration Rights Agreement is available from the Company. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

                  To sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, a beneficial owner of Transfer Restricted Securities generally will be required to be named as a selling securityholder in the related Prospectus, deliver a Prospectus to purchasers of Transfer Restricted Securities, be subject to certain civil liability provisions of the Securities Act and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification rights and obligations, as described below). To be included in the Shelf Registration Statement, this Election and Questionnaire must be completed, executed and delivered to the Company at the address set forth herein for receipt PRIOR TO OR ON [insert date that is 20 business days from the notice date] (the "Election and Questionnaire Deadline"). Beneficial owners that do not complete and return this Election and Questionnaire prior to the Election and Questionnaire Deadline and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement.

                  Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.

                                    ELECTION

                  The undersigned holder (the "Selling Securityholder") of Transfer Restricted Securities hereby elects to include in the Shelf Registration Statement the Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3). The undersigned, by signing and returning this Election and Questionnaire, understands that it will be bound with respect to such Transfer Restricted Securities by the terms and conditions of this Election and Questionnaire and the Registration Rights Agreement.

                  Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the Company, the Company's directors, the Company's officers, employees, representatives and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the Selling Securityholder made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided in this Election and Questionnaire.

                  The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

1.       (a)      Full legal name of Selling Securityholder:

                  ______________________________________________________________

         (b) Full legal name of registered holder (if not the same as (a) above) through which Transfer Restricted Securities listed in
                  (3) below are held:

                  ______________________________________________________________

         (c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in (3) are held:

                  ______________________________________________________________

2.       Address for notices to Selling Securityholders:
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

         Telephone:_____________________________________________________________
         Fax:___________________________________________________________________
         Contact Person:________________________________________________________

3.       Beneficial ownership of Transfer Restricted Securities:

         (a) Type of Transfer Restricted Securities beneficially owned, and principal amount of Notes or number of shares of Common Stock, as the case may be, beneficially owned:

                  ______________________________________________________________

         (b) CUSIP No(s). of such Transfer Restricted Securities beneficially owned:

                  ______________________________________________________________

4.       Beneficial ownership of the Company's securities owned by the Selling
         Securityholder:

         Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Transfer Restricted Securities listed above in Item (3) ("Other Securities").

         (a) Type and amount of Other Securities beneficially owned by the Selling Securityholder:

                  ______________________________________________________________

         (b)      CUSIP No(s). of such Other Securities beneficially owned:

                  ______________________________________________________________

5.       Relationship with the Company:

         Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company) (or their predecessors or affiliates) during the past three years.

         State any exceptions here:
         _______________________________________________________________________
         _______________________________________________________________________

6.       Plan of Distribution:

         Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

                  (i) on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;

                  (ii)  in the over-the-counter market;

                  (iii) in transactions otherwise than on such exchanges or
              services or in the over-the-counter market; or

                  (iv)  through the writing of options.

         In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.

         State any exceptions here:

         _______________________________________________________________________
         _______________________________________________________________________

         Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Company.

                  By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees it will comply, with the provisions of the prospectus delivery and other provisions of the Securities Act and Exchange Act and the respective rules and regulations promulgated thereunder, particularly Regulation M thereunder (and any suc-cessor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

                  If the Selling Securityholder transfers all or any portion of the Transfer Restricted Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Election and Questionnaire and the Registration Rights Agreement.

                  By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

                  In accordance with the Selling Securityholder's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

                  Once this Election and Questionnaire is executed by the Selling Securityholders and received by the Company, the terms of this Election and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Transfer Restricted Securities beneficially owned by such Selling Securityholder and listed in Item
(3) above. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Beneficial Owner

By:      ________________________________
         Name:

         Title:


Please return the completed and executed Election and Questionnaire for receipt prior to or on [deadline for response] to Charming Shoppes, Inc. at:

         Charming Shoppes, Inc.
         450 Winks Lane
         Bensalem, Pennsylvania  19020
         Attention:  [Treasurer]

                                                            EXHIBIT 1 TO ANNEX A

                           NOTICE TO TRANSFER PURSUANT
                            TO REGISTRATION STATEMENT

Charming Shoppes, Inc.
450 Winks Lane
Bensalem, Pennsylvania  19020
Attention:  [Treasurer]

[         ]
[         ]
[         ]

Attention:  ______________

                  Re:  Charming Shoppes, Inc.'s
                       4.75% Senior Convertible Notes due 2012 (the "Notes")

Dear Sirs:

                  Please be advised that       has transferred $       aggregate
principal amount of the above-referenced Notes or shares of the Company's Common Stock issued on conversion or repurchase of the Notes, pursuant to the
Registration Statement on Form S-3 (File No. 333-   ) filed by the Company.

                  We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or Common Stock is named as a selling securityholder in the
Prospectus dated         , or in amendments or supplements thereto, and that the
aggregate principal amount of the Notes or number of shares of Common Stock transferred are [all or a portion of] the Notes or Common Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                          Very truly yours,

                                          [NAME]


                                          By:___________________________________
                                                  (Authorized Signature)

Dated: